EXHIBIT 4.1































                            ARTRA GROUP INCORPORATED
                         RESTATED 1985 STOCK OPTION PLAN


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                         RESTATED 1985 STOCK OPTION PLAN

                                                                            Page

Article I                  Introduction


         1.       Purpose of Plan............................................1
         2.       Administration.............................................1
         3.       Shares Subject to the Plan.................................2
         4.       Eligible Persons...........................................2
         5.       Granting of Options to Employees...........................3
         6.       Granting of Options to Non-Employee Directors..............3
         7.       Effective Date.............................................3
         8.       Miscellaneous..............................................3
         9.       Rule 16b-3 Compliance......................................3

Article II                 Nonqualified Stock Options

         1.       Eligible Employees.........................................4
         2.       Calculation of Exercise Price..............................4
         3.       Terms and Conditions of Options............................4
         4.       Withholding Taxes..........................................4

Article III                Incentive Options

         1.       Eligible Employees.........................................5
         2.       Calculation of Exercise Price..............................5
         3.       Terms and Conditions of Options............................5

Article IV                 Non-Employee Director Stock Options

         1.       Eligible Employees.........................................6
         2.       Initial Granting of Options to Non-Employee Directors......6
         3.       Annual Granting of Options to Non-Employee Directors.......6
         4.       Terms and Conditions of Options............................7
         5.       Calculation of Exercise Price..............................7

Article V                  Termination of Employment and Death...............8

Article VI                 Manner of Exercise................................9

Article VII                Options Not Transferable.........................10

Article VIII               Adjustment of Shares.............................10

Article IX                 Listing and Registration of Shares...............11

Article X                  Amendment........................................11

Article XI                 Other Provisions.................................12





                                      (i)
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                            ARTRA GROUP INCORPORATED
                         RESTATED 1985 STOCK OPTION PLAN

                                    ARTICLE I
                                  INTRODUCTION

1. Purpose of Plan. The purpose of this Amended 1985 Stock Option Plan (the "Plan") is to promote the interests of ARTRA GROUP Incorporated, a Pennsylvania corporation ("the Company"), and its stockholders by providing key employees of the Company, its subsidiaries, and affiliated entities and non-employee directors with opportunities to acquire or increase their proprietary interest in the Company and thereby participate in the growth of the Company generated by their efforts. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The Plan is a restatement of the Company's 1985 Stock Option Plan and incorporates amendments thereto which become effective upon approval by the Company's stockholders. The stock options ("Options") offered pursuant to this Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee.

         The Options granted under the Plan are intended to be either Incentive Options ("Incentive Options") within the meaning of Section 422A of the Internal Revenue Code ("Nonqualified Options"), but the Company makes no warranty as to the qualification of any Option as an Incentive Option.

2. Administration. The Plan shall be administered by an Option Committee (herein called the "Committee") of not less than three Directors of the Company who shall be appointed, from time to time, by the Board of Directors of the Company. Other than Options granted to non-employee directors (as hereinafter defined), no person who shall have been or is a member of the Committee shall be eligible to receive an Option under the Plan. No person shall be eligible to serve on the Committee unless that person is then a "disinterested person" within the meaning of Paragraph 3(d) of Rule 16b-3 of the Securities and Exchange Commission ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), if and as Rule 16b-3 is then in effect. The Committee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of Options or rights to be issued under the Plan, to permit or require the acceleration of the exercise of such Options and rights, and to make all other determinations necessary or advisable for the administration of the Plan but only to the extent not contrary to the express provisions of the Plan. The Plan and the Options as may be granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee and any action taken or determination so made pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties.

         The Committee also shall have the authority to require, in its discretion, that the employee agree, promptly after the grant of an Option, not to sell or otherwise dispose of shares o the Company's common stock, without par value, acquired pursuant to the exercise of an Option granted under the Plan ("Shares" or "Common Stock") for a period of six (6) months following the date of acquisition. The determination of the Committee on matters referred to in this Article I shall be conclusive.

         Notwithstanding anything to the contrary contained herein, any or all powers and functions of the Committee may at any time and from time to time be exercised by the Board of Directors or an executive committee thereof and references herein to the "committee" shall also be deemed to refer to the Board of Directors or an executive committee thereof unless the context otherwise requires; provided, however that, with respect to the participation in the Plan of employees who are members of the Board of Directors or of the executive committee, as the case may be, such powers and functions of the Committee may be exercised by the Board of Directors or the executive committee only if, at the time of such exercise, a majority of the members of the entire Board of Directors and a majority of the directors acting in the particular matter, or all the members of the executive committee, as the case may be, are "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Act.


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         The Committee may employ such legal counsel,  consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Committee, the Board of Directors or an executive committee thereof shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.


3. Shares Subject to the Plan Subject to adjustment as provided by Article VIII hereof, the aggregate number of Shares subject to Options which may be granted under the Plan shall not exceed 500,000 Shares. Options granted under this Plan will be either Incentive Options or nonqualified stock Options. In the event the number of Shares to be delivered upon the exercise in full of any Option granted under the Plan is reduced for any reason whatsoever or in the event any Option granted under this Plan lapses or terminates for any reason before being completely exercised, the Shares covered by the unexpected portion of such Option shall be released and may again be made subject to Options granted under the Plan. Shares of Common Stock of the Company shall be delivered unless
Article VIII shall be applicable. Common Stock issued pursuant to the exercise of Options granted under the Plan shall be fully paid and non-assessable. In no event shall an Option granted hereunder be exercised for a fraction of a share.

         Shares which may be acquired under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, new Options may be granted with respect to the Shares covered by such expired or terminated Options, provided that the grant and the terms of such new Options shall in all respects comply with the provisions of the Plan.

         Except as may be provided otherwise in the Plan, the Company may, from time to time during the period beginning February 8, 1985 (the "Effective Date") and ending February 1, 1995 (the "Termination Date"), grant Options to certain key employees of the Company, or of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, under the terms hereinafter set forth.

         As used in the Plan,  the terms  "subsidiary  corporation"  and "parent
corporation"  shall  mean,   respectively,   a  corporation  coming  within  the
definition of such terms contained in Sections 425(f) and 425(e) of the Code.

4. Eligible Persons. Options may be granted under the Plan to any key employee of the Company or any subsidiary thereof, including any such employee who is also an officer or director of the Company or a subsidiary ("Employee Optionees"), and, subject to the limitations set forth in Article IV hereof, to Non-Employee Directors (as therein defined) (Employee Optionees and Non-Employee Directors sometimes collectively referred to herein as "Optionees"). Except as otherwise provided herein, no Option may be granted under the Plan to any person who is or has been a member of the Committee.

         Any person who shall have retired from the active employment by the Company (or, in the case of a Non-Employee Director, ceases to serve as a director of the Company), although such person shall have entered into a consulting contract with the Company, shall not be eligible to receive an Option.









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5. Granting of Options to Employees   Subject to the terms and conditions of the
Plan, the Committee shall have authority to grant, from time to time and as of any date or dates prior to February 1, 1995 as shall be specified by the Committee, to such eligible employees, Options to purchase such number of authorized but unissued, or reacquired Shares of Common Stock of the Company on such terms and conditions whether pursuant to or as set forth in Articles II and III as the Committee may determine. More than one Option may be granted to the same employee. In selecting Employee Optionees, and in determining the number of Shares to be covered by each Option granted to Employee Optionees the Committee may consider the office or position held by the employee Optionee, the Employee Optionee's degree of responsibility for and contribution to the growth and success of the Company, the Employee Optionee's degree of responsibility for an contribution to the growth and success of the Company, the Employee Optionee's length of service, age, promotions, potential and any other factors which it may consider relevant.

6. Granting of Options to Non-Employee Directors. All Options granted to Non-Employee Directors shall be Options to purchase, on the terms and conditions hereinafter set forth in Article IV, authorized but unissued, or reacquired, Shares of Common Stock and shall be Nonqualified Options.

7. Effective Date. The restated Plan shall become effective upon stockholder approval and shall expire on February 8, 1995.

8. Miscellaneous.  All references in the Plan to "Articles",  "Paragraphs",  and
other  subdivisions  refer  to  the  corresponding  Articles,   Paragraphs,  and
subdivisions of the Plan.

9.       Rule 16b-3 Compliance.  The Company intends:

         a.       that the Plan meet the requirements of Rule 16b-3;

         b. that participation by Non-Employee Directors under Article IV of the Plan will not prohibit them from being "disinterested persons" within the meaning of Rule 16b-3(d)(3) with respect to administration of the Plan or with respect to administration of any other plan of the Company.

         c. that transactions of the type specified in the first paragraph of rule 16b-3 by Non-Employee Directors pursuant to Article IV of the Plan will be exempt from the operation of Section 16(b) of the Act; and

         d. that transactions of the type specified in the first paragraph of Rule 16b-3 by officers of the Company (whether or not they are directors) pursuant to the Plan will be exempt from the operation of Section 16(b) of the Act.

         In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed an interpreted consistent with the company's intent as stated in this Article I, Paragraph 9.










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                                   ARTICLE II
                           NONQUALIFIED STOCK OPTIONS

1. Eligible Employees. Key employees and officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities shall be eligible to receive Nonqualified Options under this Article II.

2. Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Nonqualified Option granted under Article II shall be equal to the fair market value per share of Common
Stock at the time of grant as determined by the Committee, based on the composite transactions in the Common Stock as reported by The Wall Street Journal, and shall not be less than the per share price of the last sale of Common Stock on the trading day prior to the grant of such Option or the closest day of trading prior thereto. The exercise price for each Nonqualified Option granted under Article II shall be subject to adjustment as provided in Article VIII.

         If the Shares are listed on a national securities exchange in the United States on the date any Option is granted, the fair market value per Share shall be deemed to be the closing quotation at which such Shares are sold on such national securities exchange on the date immediately prior to the date such Option is granted. If the Shares are listed on a national securities exchange in the United States on such date but the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Committee shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share.

         If at the date an Option is granted a public market exists for the Shares but the Shares are not listed on a national securities exchange in the United States, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market for such Shares in the United States on the date such Option is granted. If there are no bid and asked quotations for such Shares on such date, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market in the United States for such Shares on the closest date preceding the date such Option is granted for which such quotations are available.

3. Terms and Conditions of Options. Nonqualified Options granted under Article II shall be in such form as the Committee may from time to time approve. Options granted under Article II shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with
Article II and other pertinent Articles contained herein and as the Committee shall deem desirable.

         Subject to Article X, no Nonqualified Option granted under Article II shall be exercisable with respect to any of the Shares subject to the Option earlier than the date which one year from the date of grant nor later than the date which is ten years after the date of grant (the "Nonqualified Option Expiration Date"). To the extent not prohibited by other provisions of the Plan, each Nonqualified Option granted under Article II shall be exercisable at such time or times as the Committee in its discretion may determine at or prior to the time such Option is granted; provided, however, that unless the Committee determines otherwise, each Nonqualified Option granted under Article II shall be exercisable from time to time, in whole or in part, at any time after one year from the date of grant and prior to the Nonqualified Option Expiration Date.

4. Withholding Taxes. The Company may require an employee exercising a Nonqualified Option granted hereunder, or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code), to reimburse the corporation that employs such employee for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of Shares. In lieu thereof, the corporation that employs such employee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the employee upon such terms and conditions as the Committee shall prescribe.


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                                   ARTICLE III
                                INCENTIVE OPTIONS

1. Eligible Employees. Key employees and officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities shall be eligible to receive Incentive Options under this Article III. As used in this
Article III, the terms "Parent Corporation" and "Subsidiary Corporation" shall have the meanings ascribed to them in Section 425 of the Code.

         An Incentive Option shall not be granted to any person who, at the time such Option is granted, owns stock of the Company or any subsidiary corporation or parent corporation of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company of any subsidiary corporation or parent corporation of the Company, unless (i) the exercise price per Share is not less than one hundred ten percent (110%) of the fair market value per Share on the date such Option is granted and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted. In determining stock ownership of an employee, the rules of Section 425(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the employee and believed by it to be true.

2. Calculation of Exercise Price. Subject to the limitation in paragraph 1 above, the exercise price to be paid for each share of Common Stock deliverable upon exercise of each Incentive Option granted under Article III shall be equal to the fair market value per share of Common Stock at the time of grant as determined by the Committee, based on the composite transactions in the Common Stock as reported by The Wall Street Journal, and shall not be less than the per share price of the last sale of Common Stock on the trading day prior to the grant of such Option or the closest day of trading prior thereto.

         If the Shares are listed on a national securities exchange in the United States on the date any Option is granted, the fair market value per Share shall be deemed to be the closing quotation at which such Shares are sold on such national securities exchange on the date immediately prior to the date such Option is granted. If the Shares are listed on a national securities exchange in the United States on such date but the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Committee shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share.

         If at the date an Option is granted a public market exists for the Shares but the Shares are not listed on a national securities exchange in the United States, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market for such Shares in the United States on the date such Option is granted. If there are no bid and asked quotations for such Shares on such date, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market in the United States for such Shares on the closest date preceding the date such Option is granted for which such quotations are available.

         The exercise price for each Incentive Option shall be subject to adjustment as provided in Article VIII.

3. Terms and Conditions of Options. Incentive Options granted under Article III shall be in such form as the Committee may from time to time approve. Options granted under Article III shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with
Article III, as the Committee shall deem desirable:






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         a.       Option Period and  Conditions  and  Limitations  on  Exercise.
                  Subject  to  Article  X, no  Incentive  Option  granted  under
                  Article III shall be exercisable with respect to any of the Shares subject to such Option earlier than the date which is one year from the date of grant nor later than the date which is ten years after the date of grant; provided, however, that in the case of an Employee Optionee who, at the time such Option is granted, owns (within the meaning of Section 425(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or any Subsidiary Corporation, then such Option shall not be exercisable with respect to any of the Shares subject to such Option later than five years after the date of grant. The date on which an Incentive Option ultimately
                  becomes   unexercisable   under  the   previous   sentence  is
                  hereinafter referred to as the "ISO Expiration Date." To the extent not prohibited by other provisions of the Plan, each Incentive Option granted under this Article III shall be exercisable at such time or times as the Committee in its discretion may determine at or prior to the time such Option is granted; provided, however, that unless the Committee determines otherwise, each Incentive Option granted under this
                  Article III shall be exercisable from time to time, in whole or in part, subject to the dollar limitations set forth in
                  Article III, Paragraph 3(b), at any time after one year from the date of grant and prior to the ISO Expiration Date.

         b. Limitation on Amount. Notwithstanding any other provision of the Plan, the aggregate fair market value (determined as of the time the Incentive Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by an Employee Optionee during any calendar year cannot exceed $100,000 as provided under Section 422A(b)(7) of the Code.



                                   ARTICLE IV
                       NON-EMPLOYEE DIRECTOR STOCK OPTIONS

1. Eligible Persons. Persons who are members of the Board of Directors of the Company but are neither employees nor officers of the Company, its subsidiaries or affiliated entities ("Non-Employee Directors") shall be eligible to receive Options under, and solely under, this Article IV.

2. Initial Granting of Options to Non-Employee Directors. Subject to the limitations of the number of Shares of Common Stock set forth in this Plan, each person who is a Non-Employee Director on the date of the Company's 1990 Annual Meeting of Stockholders and each Director, as defined, elected at such meeting (collectively the "1990 Non-Employee Directors"), is hereby granted, effective on such date (which date shall be the date of grant for purposes hereof), a Nonqualified Option to purchase 2,000 Shares of Common Stock. Subject to the limitation of the number of Shares of Common Stock set forth in Article IV, each Non-Employee Director who is elected to the Board of Directors of the Company after the date of the Company's 1990 Annual Meeting of Stockholders (excluding the 1990 Non-Employee Directors), is hereby granted, commencing with this fiscal year end and effective on the last day of the Company's fiscal year after the date of his initial election, a Nonqualified Option to purchase 1,000 Shares of Common Stock.

3. Annual Granting of Options to Non-Employee Directors. Subject to the limitation of the number of Shares of Common Stock set forth in this Plan, a Nonqualified Option to purchase 1,000 Shares of Common Stock is hereby granted, effective December 31, 1990 and each year thereafter until the expiration of the Plan, to each person who is a Non-Employee Director on each such date (which date shall be the date of grant for purposes hereof).




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4. Terms and  Conditions of Options.  Subject to the  provisions of this Article
IV, Paragraph 4, Options granted under Article IV shall be in such form as the Committee may from time to time approve. Options granted under Article IV shall be subject to the following terms and conditions:

         a. Option Period and Conditions and Limitations on Exercise. Each Option granted under Article IV shall be exercisable from time to time, in whole or in part, at any time after one year from the date of grant and prior to the date which is seven years after the date of grant (the "NED Option Expiration Date").

         b. Termination of Directorship and Death. For purposes of Article IV and each Option granted under Article IV, a Non-Employee Director's directorship shall be deemed to have terminated at the close of business on the day preceding the first day on which he ceases to be a member of the Board of Directors of the Company for any reason whatsoever (including his death). If a Non-Employee Director's directorship is terminated for any reason whatsoever (including his death), each Option granted to him under Article IV and all of his rights thereunder shall wholly and completely terminate:

                  (1)      At the time the Non-Employee  Director's directorship
                           is  terminated  if  termination   occurs  within  the
                           one-year period following the date of grant; or

                  (2) At the time the Non-Employee Director's directorship is terminated if his directorship is terminated as a result of his removal from the Board of Directors for cause (other than disability); or

                  (3) At the expiration of a period of one year after the Non-Employee Director's death (but in no event later than NED Option Expiration Date) if the Non-Employee Director's directorship is terminated by reason of his death. To the extent exercisable, an Option granted under Article IV may be exercised by the Non-Employee Director's estate or by the person or persons who acquire the right to exercise his Option by bequest or inheritance with respect to any or all of the Shares remaining subject to his Option at the time of his death; or

                  (4) At the expiration of a period of three years after the Non-Employee Director's directorship is terminated as a result of such person's resignation or removal from the Board of Directors of the Company because of disability (but in no event later than the NED Option Expiration Date); or

                  (5) At the expiration of a period of three months after the Non-Employee Director's directorship is terminated (but in no event later than the NED Option Expiration Date) if the Non-Employee Director's directorship is terminated for any reason other than the reasons specified in Article IV, Paragraphs 4(b)(2) through (b)(4).

5. Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Nonqualified Option granted under Article IV shall be equal to the fair market value per share of Common
Stock at the time of grant as determined by the Committee, based on the composite transactions in the Common Stock as reported by The Wall Street Journal, and shall not be less than the per share price of the last sale of Common Stock on the trading day prior to the grant of such Option or the closest day of trading prior thereto. The exercise price for each Nonqualified Option granted under Article IV shall be subject to adjustment as provided in Article VIII.

         If the Shares are listed on a national securities exchange in the United States on the date any Option is granted, the fair market value per Share shall be deemed to be the closing quotation at which such Shares are sold on such national securities exchange on the date immediately prior to the date such Option is granted. If the Shares are listed on a national securities exchange in the United States on such date but the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Committee shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share.

         If at the date an Option is granted a public market exists for the Shares but the Shares are not listed on a national securities exchange in the United States, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market for such Shares in the United States on the date such Option is granted. If there are no bid and asked quotations for such Shares on such date, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market in the United States for such Shares on the closest date preceding the date such Option is granted for which such quotations are available.

                                    ARTICLE V
                       TERMINATION OF EMPLOYMENT AND DEATH

         For purposes of Article II and III, and Options granted thereunder, unless otherwise specified by the Committee, an Employee Optionee's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which he is no longer for any reason whatsoever (including his death) employed by the Company or a subsidiary or affiliated entity of the Company. If an Employee Optionee's employment is terminated for any reason whatsoever (including his death), each Option granted to him under Articles II and III and all of his rights thereunder shall wholly and completely terminate:

         a. at the time the Employee Optionee's employment is terminated if termination occurs within the one-year period following the date of grant; or

         b. at the time the Employee Optionee's employment is terminated if his employment is terminated for "cause" or if an Employee Optionee's employment is terminated by the Employee voluntarily. For the purpose of the Plan, "for cause" shall mean (i) with respect to an employee who is a party to a written employment agreement with, or, alternatively, participates in a compensation or benefit plan of, the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company or such subsidiary corporation or parent corporation of the Company, "for cause" or "cause" as defined therein; provided, however, in the event that an employee is a participant in a compensation or benefit plan of the Company and is also a party to a written employment agreement with the Company, the termination provisions of the written employment agreement shall control; or (ii) in all other cases, as determined by the Committee or the Board of Directors, in its sole discretion, (a) the willful commission by an employee of an act that causes or may cause substantial damage to the Company or a subsidiary corporation or parent corporation of the Company; (b) the commission by an employee of an act of fraud in the performance of such employee's duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; (c) the commission of the employee of a felony in connection with the performance of the duties of such employee on behalf of the Company or a subsidiary corporation or parent corporation of the Company; or (d) the continuing failure of an employee to perform the duties of such employee to the Company or a subsidiary corporation or parent corporation of the Company after written notice thereof and a reasonable opportunity to cure such failure are given to the employee by the Board of Directors or the Committee; or

         c. (i) with respect to a Nonqualified Option, at the expiration of a period of one year after the Employee Optionee's death (but in no event later than the Nonqualified Option Expiration
                  Date) if the Employee Optionee's employment is terminated by reason of his death. To the extent exercisable, a Nonqualified Option granted under Article II may be exercised by the Employee Optionee's estate or by the person or persons who acquire the right to exercise his Option by bequest or inheritance with respect to any or all of the Shares remaining subject to his Option at the time of his death; or (ii)with respect to an Incentive Option at the expiration of a period of one year after the Employee Optionee's death (but in no event later than the ISO Expiration Date) if the Employee Optionee's employment is terminated by reason of his death. To the extent exercisable, an Incentive Option granted under
                  Article III of the Plan may be exercised by the Employee Optionee's estate or by the person or persons who acquire the right to exercise his Option by bequest or inheritance with respect to any or all of the Shares remaining subject to his Option at the time of his death; or

         d. unless it is otherwise provided in the Option agreement, at the expiration of a period of one year after the Employee Optionee's employment is terminated because of retirement or disability (but in no event later than the Nonqualified Option Expiration Date or ISO Expiration Date, as the case may be); or

         e. at the expiration of a period of three months after the Employee Optionee's employment is terminated (but in no event later than the Nonqualified Option Expiration Date or ISO Expiration Date, as the case may be) if the Employee Optionee's employment is terminated for any reason other than his death, retirement, disability or the reasons specified in
                  Article V, Paragraph (b).

         In the event and to the extent that an Incentive  Option  granted under
Article III is not exercised (i) within three months after the Employee Optionee's employment is terminated because of retirement or disability not within the meaning of Section 22(e)(3) of the Code or (ii) within one year after the Employee Optionee's employment is terminated because of disability within the meaning of Section 22(c)(3) of the Code, such Option shall be taxed as a Nonqualified Option and shall be subject to the manner of exercise provisions described in Article VI.

                                   ARTICLE VI
                               MANNER OF EXERCISE

         Options granted under the Plan shall be exercised by the Optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the corporate secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased and accompanied by payment of the purchase price.

         Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the holder of an Option may, if the terms of such Option so provide and to the extent permitted by applicable law, exercise his Option, (a) in whole or in part, by delivering to the Company common stock of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such stock, the fair market value of the stock so delivered to be determined as of the date immediately preceding the date on which the Option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations, or (b) in part, by delivering to the Company an executed promissory note on such terms and conditions as the Committee shall determine, at the time of grant, in its sole discretion; provided, however, that the principal amount of such note shall not exceed ninety percent (90%) (or such lesser percentage as would be permitted by applicable margin regulations) of the aggregate purchase price of the Shares then being purchased pursuant to the exercise of such Option.

         If the Committee so requires and if necessary, such person or persons shall also deliver a written representation that all Shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such Shares.

                                   ARTICLE VII
                            OPTIONS NOT TRANSFERABLE

         No Option granted pursuant to this Plan shall be transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Optionee to whom any such Option is granted, it shall be exercisable only by the Optionee (or an Optionee's lawfully appointed guardian). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option granted pursuant to this Plan, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Option with respect to the Shares involved in such attempt.

                                  ARTICLE VIII
                              ADJUSTMENT OF SHARES

         In the event that at any time after the effective date of the Plan the outstanding Shares of Common Stock are changed into or exchanged for a different number or kind of Shares of the Company or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, stock split, stock dividend, split-up, split-off, spin-off, or combination of Shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of Shares subject to this Plan (including Shares as to which all outstanding Options granted or portions thereof then unexercised, shall be exercisable), to the end that after such event the Shares subject to this Plan and each Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in exercise price per share. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons. Any adjustment of an Incentive Option under this Paragraph shall be made in such manner as not to constitute a "modification" within the meaning of Section 425(h)(3) of the Code.

                                   ARTICLE IX
                       LISTING AND REGISTRATION OF SHARES

         Each Option granted pursuant to this Plan shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the Shares subject to such Option under any securities exchange or under any state or Federal law, or the consent of approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

         Upon any exercise of an Option which may be granted hereunder and payment of the purchase price, a certificate or certificates for the Shares as to which the Option has been exercised shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person or persons.

         The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of an Option granted hereunder, and the Committee may issue such "stop transfer" instructions to its transfer agent in respect of such Shares, as the Committee, in its discretion, determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of any agreement between the Company and the Optionee with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

         The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of such Shares in the Registration Statement.


                                    ARTICLE X
                                    AMENDMENT

         Except for Options authorized pursuant to Article IV, the Committee may, with the consent of the person or persons entitled to exercise any outstanding Option granted pursuant to this Plan, amend such Option; provided, however, that any such amendment increasing the number of Shares of Common Stock subject to such Option (except as provided in Article VIII) or reducing the exercise price per share of such Option (except as provided in Article VIII or in this Article X) shall in each case be subject to approval by the stockholders of the Company. The Committee may at any time or from time to time, in its discretion, in the case of any Option previously granted pursuant to this Plan which is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times except that any acceleration of an Incentive Option shall be subject to Article III, Paragraph 3(b). The Committee, in its absolute discretion, may grant to holders of outstanding Options granted pursuant to this Plan, except for Options granted pursuant to Article IV, in exchange for the surrender and cancellation of such Options, new Options having exercise prices lower (or higher) than the exercise price provided in the Options so surrendered and cancelled and containing such other terms and conditions as the Committee may deem appropriate.

                                   ARTICLE XI
                                OTHER PROVISIONS

         a. The person or persons entitled to exercise, or who have exercised an Option granted pursuant to this Plan shall not be entitled to any rights as a stockholder of the Company with respect to any Shares subject to such Option until he shall have become the holder of record of such Shares.

         b. No Option granted pursuant to this Plan shall be construed as limiting any right which the Company or any subsidiary or affiliated entity of the Company may have to terminate at any time, with or without cause, the employment of any person or require re-election as a director or a directors removal with or without cause to whom an Option has been granted.

         c. Notwithstanding any provision of the Plan or the terms of any Option granted pursuant to this Plan, the Company shall not be required to issue any Shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or Federal law or of the rules or regulations of any governmental regulatory body.

         d. The Committee may require any person who exercises an Incentive Option to give prompt notice to the Company of any disposition of Shares of Common Stock acquired upon exercise of an Incentive Option within one year after such exercise.

         e. The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

         f. Except as hereafter provided, the holder of an Option granted hereunder, upon any exercise thereof, shall execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent resale or distribution of any of such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act, which Registration Statement has become effective and is current with regard to the Shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer of sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the application of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.